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                                                                    EXHIBIT 23.7

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the reference to our firm and to our audit letter dated February 14, 2001, in the Annual Report on Form 10-K of Prize Energy Corporation, incorporated by reference into the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Prize Energy Corporation to be filed with the Securities and Exchange Commission on or about January 14, 2002.



                                    NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ FREDERIC D. SEWELL
                                       -----------------------------------
                                       Frederic D. Sewell
                                       President



Dallas, Texas
January 14, 2002